Exhibit 99.1

NETSCOUT Reports Financial Results For Fourth Quarter and Full Fiscal Year 2020

WESTFORD, Mass.--(BUSINESS WIRE)--May 7, 2020--NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT), a leading provider of service assurance, security, and business analytics, today announced financial results for its fourth quarter and full fiscal year 2020 ended March 31, 2020.

“For fiscal year 2020, we delivered solid earnings per share growth on relatively flat revenue compared with fiscal year 2019, excluding the divested HNT Tools business, despite some order delays in our fourth quarter related to the COVID-19 global pandemic. These delays occurred in one of our historically stronger quarters, as customers were focused on adjusting their operations to react to the rapidly evolving COVID-19 situation,” stated Anil Singhal, NETSCOUT’s president and CEO.

Singhal added, “In these unprecedented times, our purpose as “Guardians of the Connected World” has never been more important. Our customers rely on our service assurance and security solutions to support and protect critical networks and infrastructure that connect people and support businesses around the globe. We believe that this global pandemic could accelerate certain trends such as digital transformation and cloud migration, security requirements, and 5G over the longer term. We are committed and well positioned to fulfill our purpose. As we move forward, we will maintain our disciplined cost and capital management approach while continuing to innovate and invest in our technology and solutions to maintain our leadership position. In the meantime, we are confident that our solid balance sheet and strong financial position will provide us with the liquidity and flexibility necessary to weather these uncertain and challenging times.”

Notable developments and highlights:

  In April, NETSCOUT held its annual user conference, Engage20, virtually. The interest hit record levels with approximately 3,500 people registered (vs. approximately 900 last year) representing more than 1,000 companies globally, which included many of the world’s largest and most innovative service providers and enterprises. At the event, we demonstrated our products, highlighted product roadmaps, and provided virtual tutorial workshops.
  In March, NETSCOUT announced the public availability of Cyber Threat Horizon, a free threat intelligence portal that offers network and security operators greater visibility into Distributed Denial of Service (DDoS) attacks in real-time. Cyber Threat Horizon collects, analyzes, prioritizes, and disseminates data on past and emerging DDoS threats across the internet. This macro view gives users contextual awareness of the DDoS attacks that could impact their organizations and allows them to gain unique insights into DDoS attack trends to provide the situational awareness they need to assess risk and prepare for cyberattacks.
  In mid-February, NETSCOUT released the findings of its Threat Intelligence Report for the second half of 2019, which also incorporates insights from its 15th Annual Worldwide Infrastructure Security Report™ (WISR™) survey. The report underscores the proliferation of risks faced by global enterprises and service providers. These organizations must now not only defend IT infrastructures, but also manage risks caused by increased Distributed Denial of Service (DDoS) attacks on customer-facing services and applications, mobile networks, and unsecured IoT devices.
  In early February, NETSCOUT announced the availability of its 7000 series nGenius® Packet Flow Switches (PFS 7000 Series), nGenius Decryption Appliance (nDA), NETSCOUT™ External PowerSafe Tap (EPT) and PFS Monitor, which enable unified security and visibility to address the growing need for simplified data center security management.
  In early February, NETSCOUT completed the acquisition of Gigavation Incorporated, a cyber security company with technology that provides security to device communication protocols, end point protection and security analytics. The technology and engineering talent will support the ongoing enhancement of the service assurance product portfolio.

Q4 FY20 Financial Results

Total revenue (GAAP) for the fourth quarter of fiscal year 2020 was $229.4 million, compared with $235.0 million in the same quarter one year ago. Non-GAAP total revenue for the fourth quarter of fiscal year 2020 was $229.4 million versus $235.2 million in the same quarter one year ago. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.

Product revenue (GAAP and non-GAAP) for the fourth quarter of fiscal year 2020 was $116.5 million, which was approximately 51% of total revenue. This compares with fourth-quarter fiscal year 2019 product revenue (GAAP and non-GAAP) of $125.5 million, which was approximately 53% of total revenue.

Service revenue (GAAP) for the fourth quarter of fiscal year 2020 was $112.8 million, or approximately 49% of total revenue versus service revenue (GAAP) of $109.5 million, or approximately 47% of total revenue, for the same period one year ago. On a non-GAAP basis, service revenue for fiscal year 2020’s fourth quarter was $112.9 million, or approximately 49% of total non-GAAP revenue, versus non-GAAP service revenue of $109.8 million, or approximately 47% of total non-GAAP revenue, for the same quarter one year ago.

NETSCOUT’s income from operations (GAAP) was $12.6 million in the fourth quarter of fiscal year 2020, compared with income from operations (GAAP) of $29.2 million in the comparable quarter one year ago. Fourth-quarter fiscal year 2020 non-GAAP EBITDA from operations was $54.9 million, or 24.0% of non-GAAP quarterly revenue, which compares with $76.0 million, or 32.3% of non-GAAP quarterly revenue in the fourth quarter of fiscal year 2019. The Company’s fourth-quarter fiscal year 2020 (GAAP) operating margin was 5.5% versus 12.4% in the prior fiscal year’s fourth quarter. Fourth-quarter fiscal year 2020 non-GAAP income from operations was $48.7 million with a non-GAAP operating margin of 21.2%. This compares with fourth-quarter fiscal year 2019 non-GAAP income from operations of $68.7 million and a non-GAAP operating margin of 29.2%.

Net income (GAAP) for the fourth quarter of fiscal year 2020 was $7.3 million, or $0.10 per share (diluted) versus net income (GAAP) of $19.2 million, or $0.24 per share (diluted), for the fourth quarter of fiscal year 2019. On a non-GAAP basis, net income for the fourth quarter of fiscal year 2020 was $37.4 million, or $0.50 per share (diluted), which compares with $52.0 million, or $0.66 per share (diluted), for the fourth quarter of fiscal year 2019.

As of March 31, 2020, cash and cash equivalents, and short and long-term marketable securities were $389.1 million, compared with $346.5 million as of December 31, 2019 and $487.0 million as of March 31, 2019. During the fourth quarter of fiscal year 2020, NETSCOUT repurchased 1,951,566 shares of its common stock through its share repurchase program at an average price of $25.62 per share, totaling approximately $50.0 million in the aggregate. As of March 31, 2020, NETSCOUT had $450.0 million outstanding on its $1.0 billion revolving credit facility.

Full Year FY20 Financial Results

  For fiscal year 2020, total revenue (GAAP) was $891.8 million and non-GAAP total revenue was $892.0 million compared with total revenue (GAAP) of $909.9 million and non-GAAP total revenue of $911.5 million for fiscal year 2019. Non-GAAP revenue for fiscal year 2019 included $18.0 million attributable to the Handheld Network Test (HNT) tools business that was divested in mid-September 2018. A reconciliation of GAAP and non-GAAP results is included in the attached financial tables.
  Product revenue (GAAP) in fiscal year 2020 was $438.3 million compared with $467.3 million in fiscal year 2019. Non-GAAP product revenue in fiscal year 2020 was $438.3 million compared with $467.7 million in fiscal year 2019. Non-GAAP product revenue for the HNT tools business for fiscal year 2019 was $13.4 million.
  For fiscal year 2020, service revenue (GAAP) was $453.5 million compared with $442.6 million in fiscal years 2019. Non-GAAP service revenue in fiscal year 2020 was $453.7 million compared with $443.8 million for fiscal year 2019. The HNT tools business non-GAAP service revenue for fiscal year 2019 was $4.6 million.
  NETSCOUT’s income from operations (GAAP) in fiscal year 2020 was $17.6 million, compared with a loss from operations of $71.6 million in fiscal year 2019. NETSCOUT’s loss from operations (GAAP) in fiscal year 2019 included approximately $45 million in charges associated with the sale of the HNT tools business. The Company’s operating margin (GAAP) in fiscal year 2020 was 2.0% versus -7.9% in fiscal year 2019. In fiscal year 2020, the Company’s non-GAAP EBITDA from operations was $189.6 million, or 21.3% of non-GAAP total revenue versus non-GAAP EBITDA from operations of $193.0 million, or 21.2% of non-GAAP total revenue, for fiscal year 2019. The Company’s non-GAAP income from operations for fiscal year 2020 was $163.3 million with a non-GAAP operating margin of 18.3% compared with non-GAAP income from operations of $161.6 million and a 17.7% non-GAAP operating margin for fiscal year 2019.
  NETSCOUT’s net loss (GAAP) in fiscal year 2020 was $2.8 million, or a loss of $0.04 per share (diluted) compared with a net loss of $73.3 million, or a loss of $0.93 per share (diluted) in fiscal year 2019. NETSCOUT’s net loss (GAAP) in fiscal year 2019 included approximately $45 million in charges associated with the sale of the HNT tools business. Non-GAAP net income in fiscal year 2020 was $119.1 million, or $1.57 per share (diluted) versus non-GAAP net income in fiscal year 2019 of $109.2 million, or $1.38 per share (diluted).

Guidance:

Given the rapidly evolving COVID-19 situation, it is not possible, with reasonable accuracy, to estimate the impact of the pandemic on future financial performance. Therefore, the Company will defer providing fiscal year 2021 guidance until there is greater visibility on the duration, magnitude, and effects of the COVID-19 global pandemic.

Conference Call Instructions:

NETSCOUT will host a conference call to discuss its fourth quarter and full fiscal year 2020 financial results on Thursday, May 7, 2020 at 8:30 a.m. ET. This call will be webcast live through NETSCOUT’s website at https://ir.netscout.com/investors/overview/default.aspx. Alternatively, people can listen to the call by dialing (785) 424-1667. The conference call ID is NTCTQ420. A replay of the call will be available after 12:00 p.m. ET on May 7, 2020 for approximately one week. The number for the replay is (800) 388-5895 for U.S./Canada and (402) 220-1110 for international callers.

Use of Non-GAAP Financial Information:

To supplement the financial measures presented in NETSCOUT's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), NETSCOUT also reports the following non-GAAP measures: non-GAAP total revenue, non-GAAP product revenue, non-GAAP service revenue, non-GAAP gross profit, non-GAAP income from operations, non-GAAP operating margin, non-GAAP earnings before interest and other expense, income taxes, depreciation and amortization (EBITDA) from operations, non-GAAP net income, and non-GAAP net income per share (diluted). Non-GAAP revenue (total, product and service) eliminates the GAAP effects of acquisitions by adding back revenue related to deferred revenue revaluation. Non-GAAP gross profit includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, certain expenses related to acquisitions including depreciation cost, and adds back transitional service agreement income. Non-GAAP income from operations includes the aforementioned revenue adjustments and also removes expenses related to the amortization of acquired intangible assets, share-based compensation, restructuring charges, intangible asset impairment charges, loss on divestiture, costs related to new accounting standard implementation, and certain expenses relating to acquisitions including depreciation costs, compensation for post-combination services and business development and integration costs while adding back transitional service agreement income. Non-GAAP EBITDA from operations, which has been presented herein as a measure of NETSCOUT’s performance, includes the aforementioned items related to non-GAAP income from operations and also removes non-acquisition-related depreciation expense. Non-GAAP operating margin is calculated based on the non-GAAP financial metrics discussed above. Non-GAAP net income includes the aforementioned items related to non-GAAP income from operations, and also removes changes in contingent consideration, net of related income tax effects. Non-GAAP diluted net income per share also excludes these expenses as well as the related impact of all these adjustments on the provision for income taxes. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures included in the attached tables within this press release. NETSCOUT also references organic non-GAAP revenue, which includes all of the aforementioned revenue adjustments for non-GAAP revenue and also removes revenue associated with the HNT tools business for comparability purposes with the Company’s quarterly and year-to-date fiscal year 2019 results.

These non-GAAP measures are not in accordance with GAAP, should not be considered an alternative for measures prepared in accordance with GAAP (revenue, gross profit, operating margin, net income and diluted net income per share), and may have limitations because they do not reflect all of NETSCOUT’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NETSCOUT’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

NETSCOUT believes these non-GAAP financial measures will enhance the reader’s overall understanding of NETSCOUT’s current financial performance and NETSCOUT's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. NETSCOUT believes that providing these non-GAAP measures affords investors a view of NETSCOUT’s operating results that may be more easily compared to peer companies and also enables investors to consider NETSCOUT’s operating results on both a GAAP and non-GAAP basis during and following the integration period of NETSCOUT’s acquisitions. Presenting the GAAP measures on their own, without the supplemental non-GAAP disclosures, might not be indicative of NETSCOUT’s core operating results. Furthermore, NETSCOUT believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provides useful information to management and investors regarding present and future business trends relating to its financial condition and results of operations.

NETSCOUT management regularly uses supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and to make operating decisions. These non-GAAP measures are among the primary factors that management uses in planning and forecasting.

About NETSCOUT SYSTEMS, INC.

NETSCOUT SYSTEMS, INC. (NASDAQ: NTCT) assures digital business services against disruptions in availability, performance, and security. Our market and technology leadership stems from combining our patented smart data technology with smart analytics. We provide real-time, pervasive visibility, and insights customers need to accelerate and secure their digital transformation. Our approach transforms the way organizations plan, deliver, integrate, test, and deploy services and applications. Our nGenius service assurance solutions provide real-time, contextual analysis of service, network, and application performance. Arbor security solutions protect against DDoS attacks that threaten availability and advanced threats that infiltrate networks to steal critical business assets. To learn more about improving service, network, and application performance in physical or virtual data centers, or in the cloud, and how NETSCOUT’s performance and security solutions, powered by service intelligence can help you move forward with confidence, visit www.netscout.com or follow @NETSCOUT and @ArborNetworks on Twitter, Facebook, or LinkedIn.

Safe Harbor

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including without limitation, statements that NetScout believes that this global pandemic could accelerate certain trends such as digital transformation and cloud migration, security requirements, and 5G over the longer term; that NetScout is committed and well positioned to fulfill its purpose; that NetScout will maintain its disciplined cost and capital management approach while continuing to innovate and invest in its technology and solutions to maintain its leadership position; and that NetScout is confident that its solid balance sheet and financial position provides it with the liquidity and flexibility necessary to weather these uncertain and challenging times, constitute forward looking statements that involve risks and uncertainties. Actual results could differ materially from the forward-looking statements due to known and unknown risk, uncertainties, assumptions and other factors. Such factors include slowdowns or downturns in economic conditions generally and in the market for advanced network, service assurance and cybersecurity solutions specifically, including the potential impact of the COVID-19 pandemic; the volatile foreign exchange environment; the Company’s relationships with strategic partners and resellers; dependence upon broad-based acceptance of the Company’s network performance management solutions; the presence of competitors with greater financial resources than we have, and their strategic response to our products; our ability to retain key executives and employees; the Company’s ability to realize anticipated savings from any restructuring actions and other expense management programs; lower than expected demand for the Company’s products and services; and the timing and magnitude of stock buyback activity based on market conditions, corporate considerations, debt agreements, and regulatory requirements. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and the Company’s subsequent Quarterly Reports on Form 10-Q, all of which are on file with the Securities and Exchange Commission. NETSCOUT assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2020 NETSCOUT SYSTEMS, INC. All rights reserved. NETSCOUT and the NETSCOUT logo are registered trademarks or trademarks of NETSCOUT SYSTEMS, INC. and/or its subsidiaries and/or affiliates in the USA and/or other countries.

NETSCOUT SYSTEMS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Revenue:
Product	$116,538	$125,474	$438,341	$467,289
Service	112,813	109,528	453,479	442,629
Total revenue	229,351	235,002	891,820	909,918

Cost of revenue:
Product	32,332	32,964	122,832	140,938
Service	30,400	25,572	119,360	113,189
Total cost of revenue	62,732	58,536	242,192	254,127

Gross profit	166,619	176,466	649,628	655,791

Operating expenses:
Research and development	45,903	42,241	188,294	203,588
Sales and marketing	62,278	67,663	276,523	291,870
General and administrative	27,558	19,431	99,994	93,572
Amortization of acquired intangible assets	16,110	16,426	64,505	74,305
Impairment of intangible assets	-	-	-	35,871
Loss on divestiture	-	295	-	9,472
Restructuring charges	2,208	1,179	2,674	18,693

Total operating expenses	154,057	147,235	631,990	727,371

Income (loss) from operations	12,562	29,231	17,638	(71,580)
Interest and other expense, net	(3,784)	(6,129)	(15,714)	(21,332)

Income (loss) before income tax expense (benefit)	8,778	23,102	1,924	(92,912)
Income tax expense (benefit)	1,442	3,891	4,678	(19,588)
Net income (loss)	$7,336	$19,211	$(2,754)	$(73,324)

Basic net income (loss) per share	$0.10	$0.25	$(0.04)	$(0.93)
Diluted net income (loss) per share	$0.10	$0.24	$(0.04)	$(0.93)
Weighted average common shares outstanding used in computing
Net income (loss) per share - basic	73,293	77,705	75,162	78,617
Net income (loss) per share - diluted	74,134	78,562	75,162	78,617

NETSCOUT SYSTEMS, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	March 31,
	2020	2019

Assets
Current assets:
Cash, cash equivalents and marketable securities	$386,458	$485,976
Accounts receivable and unbilled costs, net	213,514	235,318
Inventories	22,227	26,270
Prepaid expenses and other current assets	37,544	53,658

Total current assets	659,743	801,222

Fixed assets, net	57,715	58,951
Goodwill and intangible assets, net	2,307,859	2,384,603
Long-term marketable securities	2,613	1,012
Operating lease right-of-use assets	68,583	-
Other assets	23,990	24,206

Total assets	$3,120,503	$3,269,994

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,004	$24,582
Accrued compensation	75,632	58,501
Accrued other	22,743	24,345
Current portion of operating lease liabilities	10,337	-
Deferred revenue and customer deposits	270,281	272,508

Total current liabilities	398,997	379,936

Other long-term liabilities	10,039	19,493
Deferred tax liability	114,394	124,229
Accrued long-term retirement benefits	34,256	36,284
Long-term deferred revenue	104,240	94,619
Operating lease liabilities, net of current portion	70,658	-
Long-term debt	450,000	550,000

Total liabilities	1,182,584	1,204,561

Stockholders' equity:
Common stock	122	120
Additional paid-in capital	2,891,553	2,828,922
Accumulated other comprehensive loss	(3,160)	(2,639)
Treasury stock, at cost	(1,305,935)	(1,119,063)
Retained earnings	355,339	358,093

Total stockholders' equity	1,937,919	2,065,433

Total liabilities and stockholders' equity	$3,120,503	$3,269,994

	NETSCOUT SYSTEMS, INC.
	Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures
	(In thousands, except per share data)
	(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2020	2019	2019	2020	2019

Product Revenue (GAAP)	$116,538	$125,474	$143,309	$438,341	$467,289
Product deferred revenue fair value adjustment	-	-	-	-	391
Non-GAAP Product Revenue	$116,538	$125,474	$143,309	$438,341	$467,680

Service Revenue (GAAP)	$112,813	$109,528	$116,715	$453,479	$442,629
Service deferred revenue fair value adjustment	48	242	48	192	1,199
Non-GAAP Service Revenue	$112,861	$109,770	$116,763	$453,671	$443,828

Revenue (GAAP)	$229,351	$235,002	$260,024	$891,820	$909,918
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	242	48	192	1,199
Non-GAAP Revenue	$229,399	$235,244	$260,072	$892,012	$911,508

Gross Profit (GAAP)	$166,619	$176,466	$194,439	$649,628	$655,791
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	242	48	192	1,199
Share-based compensation expense (1)	1,416	1,540	1,506	6,843	7,422
Amortization of acquired intangible assets (2)	6,297	7,551	6,222	24,974	31,238
Acquisition related depreciation expense (6)	5	12	7	31	75
Transitional service agreement income (7)	-	-	-	-	2
Non-GAAP Gross Profit	$174,385	$185,811	$202,222	$681,668	$696,118

Income (loss) from Operations (GAAP)	$12,562	$29,231	$36,819	$17,638	$(71,580)
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	242	48	192	1,199
Share-based compensation expense (1)	10,900	12,186	11,361	50,861	56,328
Amortization of acquired intangible assets (2)	22,407	23,977	22,342	89,479	105,543
Business development and integration expense (3)	335	488	20	373	874
New standard implementation expense (4)	(5)	26	1	5	914
Compensation for post-combination services (5)	125	72	125	578	789
Restructuring charges	2,208	1,179	193	2,674	18,693
Impairment of intangible assets	-	-	-	-	35,871
Acquisition related depreciation expense (6)	61	121	61	312	905
Loss on divestiture	-	295	-	-	9,472
Transitional service agreement income (7)	53	912	(25)	1,212	2,186
Non-GAAP Income from Operations	$48,694	$68,729	$70,945	$163,324	$161,585

Net Income (loss) (GAAP)	$7,336	$19,211	$36,725	$(2,754)	$(73,324)
Product deferred revenue fair value adjustment	-	-	-	-	391
Service deferred revenue fair value adjustment	48	242	48	192	1,199
Share-based compensation expense (1)	10,900	12,186	11,361	50,861	56,328
Amortization of acquired intangible assets (2)	22,407	23,977	22,342	89,479	105,543
Business development and integration expense (3)	335	488	20	373	874
New standard implementation expense (4)	(5)	26	1	5	914
Compensation for post-combination services (5)	125	72	125	578	789
Restructuring charges	2,208	1,179	193	2,674	18,693
Impairment of intangible assets	-	-	-	-	35,871
Acquisition related depreciation expense (6)	61	121	61	312	905
Loss on divestiture	-	295	-	-	9,472
Transitional service agreement income (7)	-	-	-	-	(45)
Change in contingent consideration	245	1,495	-	762	1,495
Income tax adjustments (8)	(6,239)	(7,314)	(16,182)	(23,415)	(49,877)
Non-GAAP Net Income	$37,421	$51,978	$54,694	$119,067	$109,228

Diluted Net Income (loss) Per Share (GAAP)	$0.10	$0.24	$0.49	$(0.04)	$(0.93)
Share impact of non-GAAP adjustments identified above	0.40	0.42	0.24	1.61	2.31
Non-GAAP Diluted Net Income Per Share	$0.50	$0.66	$0.73	$1.57	$1.38

Shares used in computing non-GAAP diluted net income per share	74,134	78,562	74,700	75,837	79,323

	NETSCOUT SYSTEMS, INC.
	Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures - Continued
	(In thousands)
	(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2020	2019	2019	2020	2019

(1) Share-based compensation expense included in these amounts is as follows:
Cost of product revenue	$226	$275	$231	$1,069	$1,463
Cost of service revenue	1,190	1,265	1,275	5,774	5,959
Research and development	3,435	3,777	3,437	15,511	17,321
Sales and marketing	3,752	3,872	3,910	17,085	18,923
General and administrative	2,297	2,997	2,508	11,422	12,662
Total share-based compensation expense	$10,900	$12,186	$11,361	$50,861	$56,328

(2) Amortization expense related to acquired software and product technology, tradenames, customer relationships included in these amounts is as follows:
Cost of product revenue	$6,297	$7,551	$6,222	$24,974	$31,238
Operating expenses	16,110	16,426	16,120	64,505	74,305
Total amortization expense	$22,407	$23,977	$22,342	$89,479	$105,543

(3) Business development and integration expense included in these amounts is as follows:
Research and development	$-	$-	$-	$43	$356
General and administrative	335	488	20	330	518
Total business development and integration expense	$335	$488	$20	$373	$874

(4) New standard implementation expense included in these
amounts is as follows:
General and administrative	$(5)	$26	$1	$5	$914
Total new standard implementation expense	$(5)	$26	$1	$5	$914

(5) Compensation for post-combination services included in these amounts is as follows:
Research and development	$125	$85	$125	$578	$705
Sales and marketing	-	-	-	-	19
General and administrative	-	(13)	-	-	65
Total compensation for post-combination services	$125	$72	$125	$578	$789

(6) Acquisition related depreciation expense included in these amounts is as follows:
Cost of product revenue	$3	$9	$4	$21	$43
Cost of service revenue	2	3	3	10	32
Research and development	42	84	43	216	588
Sales and marketing	9	10	8	36	77
General and administrative	5	15	3	29	165
Total acquisition related depreciation expense	$61	$121	$61	$312	$905

(7) Transitional service agreement income included in these
amounts is as follows:
Cost of service revenue	$-	$-	$-	$-	$2
Research and development	6	101	(25)	93	228
Sales and marketing	8	124	-	176	302
General and administrative	39	687	-	943	1,654
Other Income (expense), net	(53)	(912)	25	(1,212)	(2,231)
Total transitional service agreement income	$-	$-	$-	$-	$(45)

(8) Total income tax adjustment included in these
amounts is as follows:
Tax effect of non-GAAP adjustments above	$(6,239)	$(7,314)	$(16,182)	$(23,415)	$(49,877)
Total income tax adjustments	$(6,239)	$(7,314)	$(16,182)	$(23,415)	$(49,877)

NETSCOUT SYSTEMS, INC.
Reconciliation of GAAP Revenue to Non-GAAP Organic Revenue
(In thousands)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2020	2019	2020	2019

GAAP Product Revenue	$116,538	$125,474	$438,341	$467,289
Adjustments	-	-	-	391
Non-GAAP Product Revenue	$116,538	$125,474	$438,341	$467,680
HNT Tools Product Revenue	-	-	-	(13,430)
Organic Non-GAAP Product Revenue	$116,538	$125,474	$438,341	$454,250

GAAP Service Revenue	$112,813	$109,528	$453,479	$442,629
Adjustments	48	242	192	1,199
Non-GAAP Service Revenue	$112,861	$109,770	$453,671	$443,828
HNT Tools Service Revenue	-	-	-	(4,555)
Organic Non-GAAP Service Revenue	$112,861	$109,770	$453,671	$439,273

GAAP Revenue	$229,351	$235,002	$891,820	$909,918
Adjustments	48	242	192	1,590
Non-GAAP Revenue	$229,399	$235,244	$892,012	$911,508
HNT Tools Revenue	-	-	-	(17,985)
Organic Non-GAAP Revenue	$229,399	$235,244	$892,012	$893,523

NETSCOUT SYSTEMS, INC.
Reconciliation of Current GAAP to Current and Historical Non-GAAP Financial Measures -
Non-GAAP EBITDA from Operations
(In thousands)
(Unaudited)

	Three Months Ended		Three Months Ended	Twelve Months Ended
	March 31,		December 31,	March 31,
	2020	2019	2019	2020	2019

Income (loss) from operations (GAAP)	$12,562	$29,231	$36,819	$17,638	$(71,580)
Previous adjustments to determine non-GAAP income from operations	36,132	39,498	34,126	145,686	233,165
Non-GAAP Income from operations	48,694	68,729	70,945	163,324	161,585

Depreciation excluding acquisition related	6,239	7,271	6,339	26,313	31,430

Non-GAAP EBITDA from operations	$54,933	$76,000	$77,284	$189,637	$193,015

Contacts

Investors
Anthony Piazza
Vice President, Corporate Finance
978-614-4286
IR@netscout.com

Media
Maribel Lopez
Manager, Marketing & Corporate Communications
781-362-4330
Maribel.Lopez@netscout.com